As filed with the Securities and Exchange Commission on May __, 2008

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

ROBOCOM SYSTEMS INTERNATIONAL INC.

(Name of Registrant as Specified in its Charter)

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ROBOCOM SYSTEMS INTERNATIONAL INC.

17 Fairbanks Boulevard

Woodbury, New York 11797

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

Dear Shareholder:

The purpose of this letter is to inform you that the board of directors of Robocom Systems International Inc., a New York corporation (“we”, “us” or “our company”), and the holders of a majority of the outstanding shares of our issued and outstanding common stock, par value $0.01 per share (our “Common Stock”), pursuant to a written consent in lieu of a meeting in accordance with our articles of incorporation and Section 615(a) of the New York Business Corporation Law, approved a reincorporation of our company in the state of Delaware (the “Reincorporation”) through the merger with and into a wholly-owned, newly-formed Delaware subsidiary formed specifically for this purpose (“Robocom-Delaware”). Our board of directors and such shareholders approved the Reincorporation in an effort to better position our company to attract an operating business that is seeking to complete a business combination or merger with a “shell” corporation. Our board and such shareholders believe the actions taken will provide us with a more flexible capital structure, a simplicity in corporate governance under Delaware law and the ability to proceed more quickly with a business combination or merger if and when an acquisition or merger partner is identified. Although we have had, and continue to have, discussions with potential merger or acquisition partners, we do not currently have a definitive agreement or understanding in place with any potential partner. The Reincorporation will result in the following:

•	our company will be governed by the laws of the State of Delaware and by a new certificate of incorporation and new by-laws governed by Delaware Law;
•

the conversion of every share of our Common Stock owned as of the effective time of the Reincorporation, into a fractional share of common stock of Robocom-Delaware, such fraction to be not more than 0.5 (1/2) of a share or less than 0.05 (1/20) of a share as determined by our board of directors, in its sole discretion, prior to the Reincorporation;

•	the reduction of the par value of our Common Stock from $0.01 per share to $0.001 per share;
•

a reduction in our authorized capital stock to 125,000,000 total shares, consisting of 100,000,000 shares of common stock, par value $0.001 per share, and 25,000,000 shares of “blank check” preferred stock, par value $0.001 per share;

•	the persons currently serving as officers and directors of our company will continue to serve in their respective capacities immediately after the Reincorporation; and
•	a change of our corporate name to a name to be determined by our board of directors, in its sole discretion, prior to the Reincorporation.

Notwithstanding approval of the Reincorporation by our shareholders, our board of directors may, in its sole discretion, determine not to effect, and to abandon, the Reincorporation without further action by our shareholders. Moreover, until our board of directors is able to identify a suitable operating business to be our merger or acquisition partner, it is likely we will not proceed with the Reincorporation.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The accompanying Information Statement, which describes the above corporate action in more detail, is being furnished to our shareholders for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. Pursuant to Rule 14c-2 under the Exchange Act, these corporate actions will not be effective until twenty (20) calendar days after the mailing of this Information Statement to our shareholders, at which time we may file with the New York Secretary of State and the Delaware Secretary of State one or more certificates of merger and incorporation to effectuate the actions described above. The Reincorporation and the change to our corporate name will be effective at such time after the expiration of the aforementioned twenty (20)-day period as our board of directors determines to be the appropriate effective time.

I encourage you to read the enclosed Information Statement, which is being provided to all of our shareholders. It describes the proposed corporate actions in detail.

Sincerely,

Irwin Balaban

Chief Executive Officer

May	, 2008

2

This Information Statement is datedMay __, 2008 and is first being mailed to shareholders of record of Robocom Systems International Inc. onMay __, 2008.

ROBOCOM SYSTEMS INTERNATIONAL INC.

17 Fairbanks Boulevard

Woodbury, New York 11797

________________________

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

________________________

NO VOTE OR OTHER ACTION OF SHAREHOLDERS IS REQUIRED

IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY

We are distributing this Information Statement to shareholders of Robocom Systems International Inc. (sometimes hereinafter referred to as “we”, “us”, “our company” or “Robocom”) in full satisfaction of any notice requirements we may have under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the New York Business Corporation Law (sometimes referred to herein as the “NYBCL”). No additional action will be undertaken by us with respect to the receipt of written consents, and no dissenters’ rights under the NYBCL are afforded to our shareholders as a result of the corporate action described in this Information Statement. The record date for determining the shareholders entitled to receive this Information Statement has been established as of the close of business on May 27, 2008 (the “Record Date”).

OUTSTANDING VOTING SECURITIES

As of the Record Date, we had issued and outstanding 4,840,984 shares of common stock, par value $0.01 per share (the “Common Stock”), such shares constituting all of our company’s issued and outstanding capital stock. No shares of our preferred stock, par value $0.01 per share (the “Preferred Stock”), were issued and outstanding at such date.

The NYBCL and our articles of incorporation permit the holders of a majority of the shares of the our outstanding Common Stock to approve and authorize actions by written consent of a majority of the shares outstanding as if the action were undertaken at a duly constituted meeting of the shareholders of our company. On May 27, 2008, our board of directors and the holders of an aggregate of 2,759,100shares of Common Stock (the “Consenting Shareholders”), representing approximately 57.0% of the total shares of Common Stock entitled to vote on the matters set forth herein, consented in writing without a meeting to the matters described herein.

CORPORATE ACTIONS

The corporate actions described in this Information Statement will not afford shareholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

The purpose of this letter is to inform you that the board of directors of Robocom Systems International Inc., a New York corporation (“we”, “us” or “our company”), and the holders of a majority of the outstanding shares of our issued and outstanding common stock, par value $0.01 per share (our “Common Stock”), pursuant to a written consent in lieu of a meeting in accordance with our articles of incorporation and Section 615(a) of the New York Business Corporation Law, approved a reincorporation of our company in the state of Delaware (the “Reincorporation”) through the merger with and into a wholly-owned, newly-formed Delaware subsidiary formed specifically for this purpose (“Robocom-Delaware”). Our board of directors and such shareholders approved the Reincorporation in an effort to better position our company to attract an operating business that is seeking to complete a business combination or merger with a “shell” corporation. Our board and such shareholders believe the actions taken will provide us with a more flexible capital structure, a simplicity in corporate governance under Delaware law and the ability to proceed more quickly with a business combination or merger if and when an acquisition or merger partner is identified. Although we have had, and continue to have, discussions with potential merger or acquisition partners, we do not currently have a definitive agreement or understanding in place with any potential partner. The Reincorporation will result in the following:

•	our company will be governed by the laws of the State of Delaware and by a new certificate of incorporation and new by-laws governed by Delaware Law;
•

the conversion of every share of our Common Stock owned as of the effective time of the Reincorporation, into a fractional share of common stock of Robocom-Delaware, such fraction to be not more than 0.5 (1/2) of a share or less than 0.05 (1/20) of a share as determined by our board of directors, in its sole discretion, prior to the Reincorporation;

•	the reduction of the par value of our Common Stock from $0.01 per share to $0.001 per share;
•

a reduction in our authorized capital stock to 125,000,000 total shares, consisting of 100,000,000 shares of common stock, par value $0.001 per share, and 25,000,000 shares of “blank check” preferred stock, par value $0.001 per share;

•	the persons currently serving as officers and directors of our company will continue to serve in their respective capacities immediately after the Reincorporation; and
•	a change of our corporate name to a name to be determined by our board of directors, in its sole discretion, prior to the Reincorporation.

Notwithstanding approval of the Reincorporation by our shareholders, our board of directors may, in its sole discretion, determine not to effect, and to abandon, the Reincorporation without further action by our shareholders. Moreover, until our board of directors is able to identify a suitable operating business to be our merger or acquisition partner, it is likely we will not proceed with the Reincorporation.

We will pay the expenses of furnishing this Information Statement to our shareholders, including the cost of preparing, assembling and mailing this Information Statement.

REINCORPORATION IN DELAWARE

Background

We were organized to develop, market and support advanced warehouse management software solutions. On October 11, 2005, we sold substantially all of our assets to Avantce RSI, LLC, a Delaware limited liability company. Since October 11, 2005, we have not engaged in any significant operations and our business has been dormant. As such, we are presently defined as a “shell” corporation within the meaning of Rule 12b-2 of the Exchange Act, and our sole purpose, at this time, is to locate and consummate a merger with, or an acquisition of, a private entity.

Since October 11, 2005, our business plan has consisted of exploring potential targets for a business combination with us through a purchase of assets, share purchase or exchange, merger or similar type of transaction. At this time, we are continuing to evaluate prospective candidates for such a business transaction or merger, however, we have no agreements with any specific candidates. Our board of directors desires to execute the Reincorporation described herein in order to make our “shell” more attractive to an operating business that is seeking to complete a business combination or merger with a “shell” corporation, and to facilitate any such transaction if and when a specific candidate is identified.

On May 27, 2008, our board of directors and the Consenting Shareholders consented in writing without a meeting to the Reincorporation, pursuant to which, among other things, every share of our Common Stock will be exchanged for a fractional share of Robocom-Delaware common stock that is not more than 0.5 (1/2) of a share or less than 0.05 (1/20) of a share, par value, $0.001 (“Robocom-Delaware Common Stock”).

Questions and Answers

The following questions and answers are intended to respond to frequently asked questions concerning the Reincorporation in Delaware. These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read the entire Information Statement, as well as its exhibits.

Q:	Why does Robocom want to change its state of incorporation from New York to Delaware?

A:             Our board of directors desires to execute the Reincorporation described herein in order to make our “shell” more attractive to an operating business that is seeking to complete a business combination or merger with a “shell” corporation, and to facilitate any such transaction if and when a specific candidate is identified. Delaware has adopted a General Corporation Law that is generally recognized as one of the most comprehensive and progressive state corporate statutes. Therefore, we believe that the Reincorporation in Delaware will give us more flexibility and simplicity in attracting an operating business seeking a business combination. Also, the Delaware courts have provided extensive case law with respect to corporate matters, which will provide our company greater predictability and reduce certain uncertainties and risks in conducting our business.

Q:	Why is Robocom not holding a meeting to approve the Reincorporation?

A:            Our board of directors has already approved the Reincorporation plan, having received approval from the holders of more than 57% of the issued and outstanding shares of Common Stock. Under the NYBCL, our articles of incorporation and pertinent securities law standards, this transaction may be approved by written consent of a majority of the shares entitled to vote. Since we have already received written consents representing the necessary number of shares, a meeting is not necessary and represents a substantial and avoidable expense.

Q:	What are the principal features of the Reincorporation?

A:            The Reincorporation will be accomplished by a merger of our company, with and into Robocom-Delaware, a wholly-owned, newly formed subsidiary. A new fractional share of common stock, par value $0.001 per share of Robocom-Delaware will be issued for each share of our Common Stock that is held by our shareholders at the effective time of the Reincorporation. The amount of the fractional share, which will not be more than 0.5 (1/2) of a share (which would result in a one-for 0.5 conversion) nor less than 0.05 (1/20) of a share (which would result in a one-for 0.05 conversion) will be determined by our board of directors, in its sole discretion, prior to the Reincorporation after negotiations with a prospective merger or acquisition partner. If, however, our board of directors is unable to identify a suitable operating business to be our merger or acquisition partner, it is likely we will not proceed with the Reincorporation.

Following the Reincorporation, the shares of our company will cease to trade on the OTC Bulletin Board and shares of Robocom-Delaware issued to you in lieu thereof will begin trading in their place, under the same trading symbol “RIMS.OB.”

Q:	How does the Reincorporation affect my ownership of Robocom?

A:            After the Reincorporation becomes effective, you will own the same percentage of shares, subject to certain minor adjustments due to the rounding of fractional shares of Robocom-Delaware up to the next whole share, and the same class of shares, that you held immediately prior to the Reincorporation.

Q:	How does the Reincorporation affect the owners, officers, directors and employees of Robocom?

A:            Our officers, directors and employees will become the officers, directors and employees of Robocom-Delaware after the Reincorporation.

Q:	How does the Reincorporation affect the business of Robocom?

A:            Like our company now, immediately following the Reincorporation Robocom-Delaware will continue at the same location and with the same assets as a public “shell” company with the goal of consummating a merger with, or an acquisition of, a private operating business. Robocom will cease to exist at the effective time of the Reincorporation. However, it is unlikely that we will effect the Reincorporation unless we are doing so in connection with a merger of our company with, or our acquisition of, an operating business pursuant to a transaction approved by our board of directors.

Q:	How do I exchange certificates of Robocom for certificates of Robocom-Delaware?

A:            After the Reincorporation, our transfer agent will send you documents necessary to exchange your stock certificates.

Q:	What happens if I do not surrender my certificates of Robocom?

A:            YOU ARE NOT REQUIRED TO SURRENDER CERTIFICATES REPRESENTING SHARES OF ROBOCOM TO RECEIVE SHARES OF ROBOCOM-DELAWARE. All shares of our company outstanding after the effective date of the Reincorporation continue to be valid. Until you receive exchange shares of our company, you are entitled to receive notice of or vote at shareholder meetings or receive dividends or other distributions on the shares of our company.

Q:	What if I have lost my Robocom stock certificates?

A:            If you have lost your Robocom certificates, you should contact our transfer agent as soon as possible to have a new certificate issued. You may be required to post a bond or other security to reimburse us for any damages or costs if the certificate is later delivered for conversion. Our transfer agent may be reached at:

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Telephone: (212) 509-4000

Facsimile: (212) 509-5150

Q:	Can I require Robocom to purchase my stock?

A:            No. Under the NYBCL, you are not entitled to appraisal and purchase of your stock as a result of the reincorporation.

Q:	Who paid the costs of Reincorporation?

A:            Our company will pay all of the costs of Reincorporation in Delaware, including the costs of printing and distributing this Information Statement and related legal and accounting services. We may also pay brokerage firms and other custodians for their reasonable expenses for forwarding information materials to the beneficial owners of our common stock. We do not anticipate contracting for other services in connection with the Reincorporation.

Q:	Will I have to pay taxes on the new certificates?

A:            We believe that the Reincorporation is not a taxable event and that you will be entitled to the same tax basis in the shares of Robocom-Delaware that you had in our Common Stock. OF COURSE, EVERYONE’S TAX SITUATION IS DIFFERENT AND YOU SHOULD CONSULT WITH YOUR PERSONAL TAX ADVISOR REGARDING THE TAX EFFECT OF THE REINCORPORATION.

The following discussion summarizes certain aspects of the Reincorporation of our company into Delaware. This summary does not include all of the provisions of the Plan and Agreement of Merger between our company and Robocom-Delaware, the form of which is attached hereto as Exhibit A (the “Merger Agreement”), the certificate of incorporation of Robocom-Delaware (the “Robocom-Delaware Certificate”), the form of which is attached hereto as Exhibit B , or the by-laws of Robocom-Delaware (the “Robocom-Delaware By-laws”), the form of which is attached hereto as Exhibit C. Copies of the articles of incorporation, as amended, and the by-laws of Robocom (the “Robocom Certificate” and the “Robocom By-laws,” respectively) are available for inspection at the principal office of our company and copies will be sent to shareholders upon request. THE DISCUSSION CONTAINED IN THIS INFORMATION STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, THE ROBOCOM-DELAWARE CERTIFICATE, THE ROBOCOM-DELAWARE BY-LAWS, AND THE APPLICABLE PROVISIONS OF NEW YORK CORPORATE LAW AND DELAWARE CORPORATE LAW.

Principal Reasons for the Reincorporation in Delaware

We believe that the Reincorporation will give us a greater measure of flexibility and simplicity in corporate governance than is available under New York law and it will make our company more attractive to an operating business that is seeking to complete a business combination or merger with a “shell” corporation. The Delaware General Corporation Law (the “DGCL”) is generally recognized as one of the most comprehensive and progressive state corporate statutes. Accordingly, to the extent the DGCL addresses matters of corporate concern more thoroughly than the corporate statutes of other states and is more reflective of current trends and developments in the business community, by reincorporating our company in Delaware, our company (through its successor, Robocom-Delaware) will be better suited to take advantage of business opportunities as they arise and to provide for its ever-changing business needs. In addition, there exists in Delaware a substantial body of case law with respect to corporate matters, including the governance of the internal affairs of a corporation and its relationships and contacts with others. This has brought about greater predictability under Delaware law and has therefore reduced the uncertainties and risks commonly associated with resolving disputes of a corporate nature and structuring the internal affairs of a corporation and its relationships and contacts with others. As a result, many major corporations have initially incorporated in Delaware or have changed their corporate domiciles to Delaware in a manner similar to that which we are proposing. For these reasons, we believe that the Reincorporation will make our company more attractive to an operating business that is seeking to complete a business combination or merger with a “shell” corporation. For a discussion of some differences in shareholders’ rights and powers of management under Delaware law and New York law, see “Significant Differences Between New York Law and Delaware Law.”

Principal Features of the Reincorporation

The Reincorporation will be effected by the merger of Robocom with and into Robocom-Delaware pursuant to a merger agreement by and between Robocom and Robocom-Delaware (“Merger Agreement”), resulting in a change in our state of incorporation from New York to Delaware and a change in our corporate name from “Robocom Systems International Inc.” to a name to be determined by our board of directors, in its sole discretion, prior to the Reincorporation. Robocom-Delaware will be a wholly-owned subsidiary of Robocom, incorporated under the DGCL for the sole purpose of effecting the Reincorporation. The Reincorporation will become effective at 12:01 a.m., Eastern Standard time, on or about such date as the board of directors, in its sole discretion, determines to file the required merger documents in Delaware and New York and such documents are accepted (the “Effective Time”). Following the merger, Robocom-Delaware will be the surviving corporation.

At the Effective Time,
•

every outstanding share of our Common Stock will be converted into a fractional share of Robocom-Delaware Common Stock, such fraction to be not more than 0.5 (1/2) of a share or less than 0.05 (1/20) of a share as determined by our board of directors, in its sole discretion, prior to the Reincorporation, with a per share par value of $0.001;

•	each share of our Common Stock will be cancelled and retired;
•	Robocom will cease to exist;
•

Our corporate name will change to the name determined by our board of directors at such time, and set forth in the Merger Agreement and certificates of merger filed with the states of New York and Delaware; and

•

Robocom-Delaware will: (i) accede to all of the rights, privileges, immunities and powers of Robocom; (ii) acquire and possess all of the property of Robocom whether real, personal or mixed; and (iii) assume all of the debts, liabilities, obligations and duties of Robocom.

After the Effective Time, Robocom-Delaware will be governed by the Robocom-Delaware Certificate, the Robocom-Delaware By-laws and the DGCL, which include a number of provisions that are not present in the Robocom Certificate, the Robocom By-laws or the NYBCL. Accordingly, as described below, a number of significant changes in shareholders’ rights will be effected in connection with the Reincorporation, some of which may be viewed as limiting the rights of shareholders. See “Significant Differences Between New York Law And Delaware Law.”

No federal or state regulatory requirements must be complied with and no approvals must be obtained in order to consummate the Reincorporation.

The Reincorporation will not materially change the proportionate equity interests of our shareholders, nor will the respective voting rights and other rights of shareholders be altered. The common stock issued pursuant to the Reincorporation will remain fully paid and non-assessable. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

Effective Date of Merger

The effectiveness of the Reincorporation is conditioned upon the filing of a Certificate of Merger with the State of New York and a Certificate of Merger with the State of Delaware. We anticipate filing documents in the respective states at such time as our board of directors, in its discretion, deems appropriate at least twenty (20) days after the date of mailing of this Information Statement, at which time the Reincorporation will become effective. However, it is unlikely that we will effect the Reincorporation unless we are doing so in connection with a merger of our company with, or our acquisition of, an operating business pursuant to a transaction approved by our board of directors. As a result of the Reincorporation, we will cease our corporate existence in the State of New York.

Pursuant to the terms of the Merger Agreement, the merger may be abandoned by the board of directors of Robocom and Robocom-Delaware at any time prior to the Effective Time. In addition, the board of directors of Robocom may amend the form of Merger Agreement at any time prior to the Effective Time, but no amendment may, without approval by a majority of the outstanding shares of our Common Stock, voting together as a single class, change the proposed range or type of consideration to be received in exchange for our Common Stock, change any term of the form of Robocom-Delaware Certificate, or change any of the terms and conditions of the form of Merger Agreement if such change would adversely affect the holders of our Common Stock.

No Change in Business, Management or Board Members

After the Effective Time, the business operations of Robocom-Delaware will continue as they are presently conducted by Robocom. The members of the board of directors of Robocom-Delaware will be the same persons presently serving on the board of directors of Robocom. The individuals who will serve as executive officers of Robocom-Delaware will be the same persons who currently serve as executive officers of Robocom. Our daily business operations will continue at our principal executive offices at 17 Fairbanks Boulevard, Woodbury, New York 11797.

Name Change

Our board of directors and the Consenting Shareholders have approved a change of our corporate name to a name to be determined by our board of directors, in its sole discretion, prior to the Reincorporation. We anticipate that our new corporate name will be determined by our board after consultation with the management of the operating business with which we expect to merge or that we expect to acquire. The voting and other rights that accompany our Common Stock or the Robocom-Delaware Common Stock, as the case may be, will not be affected by the change in our corporate name. Shareholders will not be required to have new stock certificates reflecting the name change. New stock certificates will be issued in due course as old certificates are tendered to our transfer agent. The proposed name change will not have any material affect on our business, operations, reporting requirements or stock price.

Change in Authorized Capital

The authorized capital of Robocom on the Record Date consisted of 125,000,000 shares of Common Stock, par value $0.01 per share, and 1,000,000 shares of Preferred Stock, par value $0.01 per share. As of the Record Date, approximately 4,840,984 shares of our Common Stock were outstanding and no shares of Preferred Stock were outstanding. The authorized capital of Robocom-Delaware, which will be the authorized capital of our company after the Reincorporation, consists of 100,000,000 shares of common stock, par value $0.001 per share, and 25,000,000 shares of preferred stock, par value $0.001 per share (“Robocom-Delaware Preferred Stock”).

After the Effective Time, Robocom-Delaware will have between 2,420,492 and 242,049 shares of common stock issued and outstanding. Therefore, at the Effective Time, our company will have between 97,579,508 and 99,757,951 shares of Robocom-Delaware Common Stock and 25,000,000 shares of Robocom-Delaware Preferred Stock available for issuance. We anticipate that some or all of the shares will be issued in connection with our acquisition of, or merger with, an operating business. However, until we reach a definitive agreement with an acquisition or merger partner, the exact number of shares that will be issued in such transaction cannot be determined. The Reincorporation will not affect total stockholder equity or total capitalization of our company. In addition, the board of directors and the Consenting Shareholders have approved a reduction in the par value of our company’s Common Stock and Preferred Stock from $0.01 to $0.001.

After the Reincorporation, the board of directors of Robocom-Delaware will be authorized, without further action by the stockholders, to fix the designations, powers, preferences and other rights and the qualifications, limitations or restrictions of the unissued Robocom-Delaware Preferred Stock.

The Reincorporation will result in an increase in the relative proportion of authorized shares to issued shares of our Common Stock and an increase in the authorized shares of our Preferred Stock. While we expect to issue a significant number of shares of Robocom-Delaware Common Stock, and potentially, shares of Robocom-Delaware Preferred Stock, in connection with a transaction with a merger or acquisition partner, we do not currently have a definitive agreement in place with any potential partner for the issuance of the shares that result from the proportional increase in authorized shares of our Common Stock or additional authorized shares of our Preferred Stock.

Effect of a Reduction in Par Value Per Share

Par value is a concept that was historically used to protect shareholders and creditors by ensuring that a company received at least the par value as consideration for the issuance of its shares. Under modern corporate law, the importance of par value has decreased. The corporate law of Delaware under which we will be reincorporated does not require a company to state a par value. Our board of directors believes that shares with a reduced par value will provide us greater flexibility in utilizing our shares of Common Stock and Preferred Stock for various corporate purposes. The change in par value will not change the number of authorized shares of our Common Stock or Preferred Stock and will not otherwise affect the rights of the holders of such shares. We will not require the exchange of certificates for currently outstanding shares of our Common Stock to reflect the change in par value of such shares.

Anti-Takeover Effects

The increase in the number of authorized shares of Preferred Stock and the proportional increase in the authorized shares of our Common Stock that will result from the Reincorporation could have an anti-takeover effect, although this is not the intent of our board of directors in taking these corporate actions.  The issuance of Preferred Stock and/or additional shares of Common Stock could adversely affect the voting power and other rights of the holders of our Common Stock. In addition, shares of Preferred Stock and/or Common Stock could be issued quickly with terms calculated to discourage, make more difficult, delay or prevent a change in control of our company or make the removal of our management more difficult. For example, we could issue additional shares to dilute the stock ownership or voting rights of persons seeking to obtain control of our company. Similarly, the issuance of additional shares to certain persons allied with our management and/or our directors could have the effect of making it more difficult to remove our current management and directors by diluting the stock ownership or voting rights of persons seeking to cause such removal. As stated above, the Reincorporation was not approved with the intent that it be utilized as a type of anti-takeover device.

Exchange of Stock Certificates

After the Effective Time, and upon surrender for cancellation of a stock certificate representing our Common Stock (a “Robocom Stock Certificate”), the holder of such stock certificate will be entitled to receive a stock certificate for Robocom-Delaware Common Stock (a “Robocom-Delaware Stock Certificate”). The Robocom-Delaware Stock Certificate will represent that number of shares of Robocom-Delaware Common Stock into which our Common Stock, represented by the surrendered Robocom Stock Certificate have been converted in the merger, and the surrendered Robocom Stock Certificate, will be cancelled.

Although we encourage you to exchange your Robocom Stock Certificates for Robocom-Delaware Stock Certificates, holders of our Common Stock are not required to do so. Dividends and other distributions declared after the Effective Time with respect to Robocom-Delaware Common Stock, and payable to holders of record thereof after the Effective Time, will be paid to the holder of any unsurrendered Robocom Stock Certificate with respect to the shares of Robocom-Delaware Common Stock which by virtue of the merger are represented by such Robocom Stock Certificate. Such holder of an unsurrendered Robocom Stock Certificate will also be entitled to exercise all voting and other rights as a holder of Robocom-Delaware Common Stock. Upon consummation of the merger, the Robocom-Delaware Common Stock will trade on the OTC Bulletin Board under the symbol “RIMS.OB” until such time as such symbol is changed in connection with our merger with, or our acquisition of, a private operating company. Robocom-Delaware will also file with the Securities and Exchange Commission and provide to its shareholders the same types of reports and information that our company previously filed and provided.

Fractional Shares

No fractional certificates will be issued in connection with the Reincorporation. Shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of our Common Stock not evenly divisible by the conversion ratio, will be entitled, upon surrender to the transfer agent of certificates representing such shares, to receive one whole share of Robocom-Delaware Common Stock in lieu of a fractional share.

Dissenters’ Appraisal Rights

Under New York law shareholders are not entitled to dissenters’ appraisal rights in a merger between a parent corporation and its subsidiary when the parent owns at least 90% of the subsidiary. Since the Reincorporation involves a merger between a parent and its wholly owned subsidiary, dissenting shareholders are not entitled to appraisal rights with respect to the proposed Reincorporation.

Federal Income Tax Consequences of the Reincorporation

The following is a summary of certain material federal income tax consequences of the Reincorporation, and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the shares of Common Stock were, and the shares of the Robocom-Delaware Common Stock will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), generally, property held for investment. The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder.

No gain or loss should be recognized by a shareholder upon such shareholder’s exchange of Common Stock for Robocom-Delaware Common Stock pursuant to the Reincorporation. The aggregate tax basis of the Robocom-Delaware Common Stock received in the Reincorporation, including any fraction of a Delaware Share deemed to have been received, will be the same as the shareholder’s aggregate tax basis in our Common Stock exchanged therefor. A shareholder’s holding period for the Robocom-Delaware Common Stock will include the period during which the shareholder held our Common Stock surrendered in the Reincorporation. EACH SHAREHOLDER IS URGED TO CONSULT WITH SUCH SHAREHOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE REINCORPORATION.

Significant Differences Between New York Law and Delaware Law

Our company is governed by New York law. After the Effective Time of the Reincorporation, the shareholders of Robocom-Delaware will be governed by Delaware law, the Robocom-Delaware Certificate and the Robocom-Delaware By-laws. The change in application of the law governing Robocom-Delaware will result in certain changes to our company's rights, governance and structure and changes in the rights and obligations of our company's shareholders. The following discussion summarizes some of the most significant differences that will result after the Effective Time of the Reincorporation as a result of the application of Delaware law versus New York law. The discussion does not purport to be a complete discussion of all differences between such laws or the changes that may occur as a result of the Reincorporation to the rights of our company's shareholders or the rights and obligations of our company.

Removal of Directors

Delaware law provides for the removal of directors with or without cause on the affirmative vote by holders representing a majority of the shares of voting stock entitled to vote in an election of directors.

New York law provides for the removal of directors only for cause on the affirmative vote by holders representing a majority of the shares of voting stock entitled to vote. A New York corporation's articles of incorporation or by-laws may grant the board of directors the power to remove a director for cause, unless the director was elected by (i) cumulative voting, (ii) the holders of the shares of any class or series or (iii) the holders of bonds voting as a class.

Dividends

Delaware law generally provides that the directors of a Delaware corporation, subject to any restrictions contained in its certificate of incorporation, may declare and pay dividends out of surplus or, when no surplus exists, out of net profits for the fiscal year in which the dividend is declared or the preceding fiscal year. Dividends may not be paid out of net profits if the capital of the corporation is less than the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

New York law generally provides that a New York corporation, subject to any restrictions contained in its certificate of incorporation, may declare and pay dividends on its outstanding shares, except when the corporation is insolvent or would thereby be made insolvent. Dividends may be declared or paid out of surplus only, so that net assets of the corporation after such declaration or payment shall at least equal the amount of its stated capital.

Shareholder Lists and Inspection Rights

Under Delaware law, a shareholder may inspect the Delaware corporation's stock ledger, list of shareholders and other books and records for any proper purpose reasonably related to such person's interest as a shareholder. A list of shareholders is to be open to the examination of any shareholder, for any purpose germane to a meeting of shareholders, during ordinary business hours, for a period of at least 10 days prior to such meeting. The list is also to be produced and kept at the place of the meeting during the entire meeting, and may be inspected by any shareholder who is present.

New York law provides that a shareholder of record has a right to inspect a New York corporation’s shareholder minutes and record of shareholders, during usual business hours, on at least five days' written demand. The examination of the shareholder minutes and record of shareholders must be for a purpose reasonably related to the person's interest as a shareholder.

Authorization of Certain Actions

Delaware law requires the approval of the board of directors and at least a majority of the corporation’s outstanding shares entitled to vote to authorize a merger or consolidation, except in certain cases where the corporation is the surviving corporation and its securities being issued in the transaction do not exceed 20% of the shares of common stock of the corporation outstanding immediately prior to the effective date of the transaction. A sale of all or substantially all of a Delaware corporation's assets or a voluntary dissolution of a Delaware corporation requires the affirmative vote of the board of directors and at least a majority of such corporation's outstanding shares entitled to vote.

Until February 1998, New York law required the holders of at least two-thirds of the outstanding stock of a New York corporation at a meeting of the stockholders to approve certain mergers, consolidations or sales of all or substantially all the corporation’s assets that may occur outside the ordinary course of business. Since February 1998, a New York corporation then in existence, which would include our company, may provide in its certificate of incorporation that the holders of a majority of the outstanding shares of stock may approve such transactions.

In 2006, we amended our certificate of incorporation to prescribe that the affirmative vote of holders of a majority of the outstanding shares entitled to vote is sufficient to adopt or approve a plan of merger or consolidation, a sale, lease, exchange or other disposition of all or substantially all of our assets or a plan for a binding share exchange.

Indemnification and Limitation of Liability of Directors and Officers

Delaware law permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than one by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, if such director or officer acted, in good faith, for a purpose which such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that such conduct was unlawful. Delaware law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting a director's liability to a corporation or its shareholders for monetary damages for breaches of fiduciary duty. Delaware law provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner.

With certain limitations, New York law permits a New York corporation to indemnify its directors and officers made, or threatened to be made, a party to an action or proceeding by reason of the fact that such person was a director or officer of such corporation unless a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberative dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact financial profit or other advantage to which he or she was not legally entitled. New York law permits corporations to eliminate, or limit, the personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity except liability of a director (i) whose acts or omissions were in bad faith, involved intentional misconduct or a knowing violation of law, (ii) who personally gained a financial profit or other advantage to which he or she was not legally entitled or (ii) whose acts violated certain other provisions of New York law.

Business Combinations

In general, Delaware law prohibits an interested shareholder (generally defined as a person who owns 15% or more of a corporation’s outstanding voting stock) from engaging in a business combination with that corporation for three years following the date he or she became an interested shareholder. The three-year moratorium is not applicable when: (i) prior to the date the shareholder became an interested shareholder, the board of directors of the corporation approved the business combination or the transaction that resulted in the shareholder becoming an interested shareholder, (ii) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, he or she owned at least 85% of the outstanding voting stock of the corporation (excluding shares owned by directors who are also officers of the corporation and by certain employee stock plans), or (iii) at or subsequent to such time, the business combination is approved by the board of directors of the corporation and by the shareholder affirmative vote at a meeting of shareholders of at least two-thirds of the outstanding voting stock entitled to vote thereon, excluding shares owned by the interested shareholder. These restrictions of Delaware law generally do not apply to business combinations with an interested shareholder that are proposed subsequent to the public announcement of, and prior to the consummation or abandonment of, certain mergers, sales of 50% or more of a corporation's assets or tender offers for 50% or more of a corporation's voting stock.

New York law prohibits certain business combinations between a New York corporation and an interested shareholder for five years after the date that the interested shareholder becomes an interested shareholder unless, prior to that date, the board of directors of the corporation approved the business combination or the transaction that resulted in the interested shareholder becoming an interested shareholder. After five years, such business combination is permitted only if (1) it is approved by a majority of the shares not owned by the interested shareholder or (2) certain statutory fair price requirements are met. An “interested shareholder” is any person who beneficially owns, directly or indirectly, 20% or more of the outstanding voting shares of the corporation.

Shareholder Meetings and Action By Written Consent

Unless the certificate of incorporation provides otherwise, Delaware law generally permits shareholders to take action by written consent with the same percentage of voting power (generally, a majority) that would be required for action at a shareholders' meeting, assuming the presence of all shareholders entitled to vote.

New York law requires unanimous written consent of shareholders to act by written consent in lieu of a meeting, or if the certificate of incorporation permits, written consent of the holders of the outstanding shares having the minimum number of votes to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. Our certificate of incorporation was amended in 2006 to allow action by the written consent of the holders having the minimum number of votes to authorize or take such action at a meeting.

Issuance of Equity to Directors, Officers and Employees

New York law requires that the issuance of options or rights to purchase stock to directors, officers or employees of a corporation, as an incentive to service or continued service with the corporation, must be authorized as required by the policies of the stock exchange or automated quotation system on which the corporation's shares are listed or authorized for trading; or if the corporation's shares are not so listed or authorized, by a majority of the votes validly cast at a shareholders meeting or by and consistent with a plan adopted with the vote of a majority of shareholders.

Delaware law does not require shareholder approval of such transactions.

Consideration Received For Equity

Under Delaware law, a corporation can receive cash, services, personal or real property, leases of real property or any combination of these as payment in full or in part for the issuance of shares. A purchaser of shares under Delaware law may pay an amount equal to or greater than the par value of those shares if the corporation receives a binding obligation of the purchaser to pay the balance of the purchase price.

Under New York law, consideration for the issuance of shares may consist of money or other property, labor or services actually received, a binding obligation to pay the purchase price in cash or other property, a binding obligation to perform services, or any combination of the above. Stock certificates may not be issued until the amount of consideration determined to be stated capital has been paid in the form of cash, personal or real property, services actually rendered or any combination of these, plus consideration for any balance, which may include, in addition, binding obligations described in the preceding sentence.

Appraisal Rights

Generally, “appraisal rights” entitle dissenting shareholders to receive the fair value of their shares in a merger or consolidation of a corporation or in a sale of all or substantially all its assets.

Under Delaware law, appraisal rights are not available to a shareholder if, among other things: (i) the corporation's shares are listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the Financial Industry Regulatory Authority (“FINRA”); (ii) held of record by more than 2,000 shareholders; or (iii) the corporation will be the surviving corporation in a merger that does not require the approval of such corporation's shareholders. However, regardless of the foregoing, a dissenting shareholder in a merger or consolidation has appraisal rights under Delaware law if the transaction requires the exchange of shares for anything of value other than one or more of the following:

•	shares of stock of the surviving corporation or of a new corporation that results from the merger or consolidation;

•

shares of another corporation that will be listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by FINRA, or held of record by more than 2,000 shareholders after the merger or consolidation occurs; or

•	cash instead of fractional shares of the surviving corporation or another corporation.

New York law extends appraisal rights to an exchange of a corporation's shares as well. New York law provides that dissenting shareholders have no appraisal rights if their shares are listed on the New York Stock Exchange or another national securities exchange or designated as a market system security on an interdealer quotation system by FINRA. Where shares are not listed on an exchange, appraisal rights under New York law allow a voting and dissenting shareholder of a New York corporation, with various exceptions, to receive fair value for its shares in such transactions. One exception is a merger between a parent corporation and its subsidiary when the parent owns at least 90% of the subsidiary. In this case, a shareholder of the parent corporation has no appraisal rights. On the other hand, appraisal rights are available to shareholders who are not allowed to vote on a merger or consolidation and whose shares will be cancelled or exchanged for something of value other than shares of the surviving corporation or another corporation. When appraisal rights are available, the shareholder may have to request the appraisal and follow other required procedures.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 30, 2008, the names, addresses and number of shares of common stock beneficially owned by (i) all persons known to our management to be beneficial owners of more than 5% of the outstanding shares of our Common Stock, (ii) each director of Robocom, (iii) each named executive officer and (iv) all executive officers and directors of Robocom as a group (except as indicated, each beneficial owner listed exercises sole voting power and sole dispositive power over the shares beneficially owned):

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage of Outstanding Shares BeneficiallyOwned (2)

5% Beneficial Owners
Steven N. Bronson	433,557	8.96%

Directors and Executive Officers
Irwin Balaban	1,106,100(3)	22.52%
Robert Friedman	160,000(4)	3.26%
Herbert Goldman	999,000(5)	20.36%
Lawrence B. Klein	754,000(6)	15.38%
All executive officers and directors as a group (four persons)	3,019,100(7)	62.37%

(1)	The address of each director is c/o Robocom Systems International Inc., 17 Fairbanks Boulevard, Woodbury, NY 11797. The address of Mr. Bronson is 100 Mill Plain Road, Danbury, CT 06811.

(2)

Except as indicated in the footnotes to this table, we believe that all persons named in the table have sole voting and investment power with respect to all common stock shown as beneficially owned by them. In accordance with the rules of the SEC, a person or entity is deemed to be the beneficial owner of common stock that can be acquired by such person or entity within 60 days upon the exercise of options or warrants or other rights to acquire common stock. Each beneficial owner's percentage ownership is determined by assuming that options and warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days have been exercised. The inclusion herein of such shares listed as beneficially owned does not constitute an admission of beneficial ownership.

(3)	Includes 564,000 shares held by I&T Balaban L.P. and 70,000 shares subject to options that are presently exercisable.

(4)	Includes 65,000 shares subject to options that are presently exercisable.

(5)

Includes 564,000 shares held by H & N Goldman L.P., 160,000 shares held by the Herbert Goldman Revocable Trust, 160,000 shares held by the Naomi J. Goldman Revocable Trust and 65,000 shares subject to options that are presently exercisable.

(6)	Includes 60,000 shares subject to options that are presently exercisable.

(7)	Includes 260,000 shares subject to options that are presently exercisable.

Changes In Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO

MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposals to effect the Reincorporation described above, that is not shared by all other holders of our Common Stock. See “Security Ownership of Certain Beneficial Owners and Management.” No director of our company opposed the Reincorporation.

OTHER MATTERS

The security holdings of our directors and executive officers are listed above in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” Our board of directors knows of no other matters other than those described in this Information Statement that have been approved or considered by the holders of a majority of the shares of our voting stock.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements as such term is defined by the Securities and Exchange Commission (“SEC”) in its rules, regulations and releases, which represent our expectations or beliefs, including but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation, managing and maintaining growth, volatility of stock prices and any other factors discussed in this and other of our filings with the SEC.

INCORPORATION OF FINANCIAL INFORMATION

Our Annual Report on Form 10-KSB for the fiscal year ended May 31, 2007, as filed with the SEC (“Annual Report”), is incorporated in its entirety by reference into this Information Statement.  We will provide, without charge, to each shareholder as of the record date, upon the written or oral request of the shareholder and by first class mail or other equally prompt means within one business day of our receipt of such request, additional copies of the Annual Report that we have incorporated by reference into this Information Statement, as well as all amendments thereto, including the financial statements and schedules, as filed with the SEC.  Shareholders should direct the written request to Robocom Systems International Inc., 17 Fairbanks Boulevard, Woodbury, New York 11797 Attn: Irwin Balaban

As the requisite shareholder vote for each of the actions described in this Information Statement was obtained upon the delivery of written consent from the holder of a majority of our outstanding shares of common stock, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT

TO SEND US A PROXY.  This Information Statement is for informational purposes only.  Please read this Information Statement carefully.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

One Information Statement will be delivered to multiple shareholders sharing an address unless we receive contrary instructions from one or more of the shareholders sharing such address. Upon receipt of such notice, we will undertake to promptly deliver a separate copy of the Information Statement to the shareholder at the shared address to which a single copy of the Information Statement was delivered and provide instructions as to how the shareholder can notify us that the shareholder wishes to receive a separate copy of this Information Statement or other communications to the shareholder in the future. In the event a shareholder desires to provide us with such notice, it may be given verbally by telephoning our offices at (516) 692-8394 or by mail to our address at 17 Fairbanks Boulevard, Woodbury, New York 11797, Attn: Irwin Balaban.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. You may read and copy any of these reports, statements or other information that we file at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at “http://www.sec.gov.”

This Information Statement is an information statement for our shareholders. No person is authorized to give any information or to make any representation with respect to the matters described in this document other than those contained herein and, if given or made, such information or representation must not be relied upon as having been authorized by our company. This document does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities, nor does it constitute the solicitation of a proxy, in any jurisdiction in which, or to any person to whom, it is unlawful to make such offer or solicitation. The delivery of this document does not, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, or that the information herein is correct as of any time subsequent to its date.

By Order of the Board of Directors

/s/Irwin Balaban

Irwin Balaban

Chief Executive Officer

May __, 2008

EXHIBIT INDEX

A.	FORM OF AGREEMENT AND PLAN OF MERGER

B.	FORM OF CERTIFICATE OF INCORPORATION OF ROBOCOM SYSTEMS-DELAWARE INC.

C.	FORM OF BY-LAWS OF ROBOCOM SYSTEMS-DELAWARE INC.